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                                                                    EXHIBIT 99.2


NEWS

                                                    Contact:  Thomas W. Campo
                                                           (212) 887-6827


               HEARST-ARGYLE TELEVISION COMPLETES ACQUISITION OF
                            PULITZER BROADCAST GROUP


     NEW YORK, NY, March 18, 1999 Hearst-Argyle Television, Inc. (NYSE: HTV) announced today that it has completed its previously announced acquisition of the broadcast group of Pulitzer Publishing Company, following a shareholder vote of both companies.


     Pulitzer Publishing Company was merged into Hearst-Argyle, with Hearst-Argyle issuing 37,096,774 shares of Series "A" Common Stock to the stockholders of Pulitzer Publishing. Holders of Pulitzer Publishing common stock received
1.63915 shares of Hearst-Argyle Series "A" Common Stock for each share of Pulitzer Publishing common stock. Immediately prior to the merger, Pulitzer Publishing had $700 million of outstanding debt, which Hearst-Argyle assumed and repaid with proceeds from a borrowing under Hearst-Argyle's existing credit facility. Immediately prior to the merger, Pulitzer Publishing transferred its newspaper and other non-broadcast operations to a newly formed subsidiary, Pulitzer, Inc., and distributed the capital stock of Pulitzer, Inc. in a spin-off to the stockholders of Pulitzer Publishing.


          In the transaction, Hearst-Argyle acquired nine television stations and five radio stations, bringing the Company's total to 26 owned and/or managed TV stations, and seven radio stations.


     "We are now firmly positioned with what we feel is the best group of broadcast television assets in the business," said Bob Marbut, chairman and co-chief executive officer of Hearst-Argyle Television. "This transaction is a pivotal event in our Company's development:

 .   It positions us among a handful of the largest TV broadcasting groups that have sufficient scale to compete effectively as this industry consolidates;

 .   It gives us the diversity of geographic position and network affiliation that is required to dampen the cycles of specific markets and networks; and

 .   It results in a quadrupling of our stock's free-trading public `float,'
    which will allow for greater efficiency of trading in our stock.

                                     -more-
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Hearst-Argyle Completes Pulitzer Acquisition/2


     "All of these attributes result, we believe, in an excellent transaction for the existing and newest shareholders of Hearst-Argyle."

     "This acquisition represents a strong and serious commitment to broadcast television," said John G. Conomikes, Hearst-Argyle Television president and co-chief executive officer. "The Pulitzer stations are powerful, household-name, local-brand franchises in fast-growing markets. We are very optimistic about the growth potential we have with this impressive, newly combined station group, and the outstanding people we have."

     Separately, Hearst-Argyle announced that its annual meeting will be held on May 14, 1999, in New York City, for shareholders of record as of April 2, 1999, and that its 1998 annual report to shareholders is expected to be mailed in April. The Company's annual report on Form 10K will be filed by March 31.

     Hearst-Argyle Television, Inc. owns and/or manages 26 network-affiliated television stations, and owns and/or manages seven radio stations, in geographically diverse U.S. markets. The Company's television stations reach about 17.5% of U.S. TV households, making it one of the two largest non-network owned television station groups in the United States as well as one of the eight largest television groups overall as measured by audience delivered. Hearst-Argyle trades on the New York Stock Exchange under the symbol "HTV."


This news release contains forward-looking statements that are subject to risks and uncertainties. Forward looking statements include information preceded by, followed by, or that include the words "believes," "expects," "anticipates,"
"could," or similar expressions.    For these statements, the Company claims the
protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, among them, could affect the future results of the Company and could cause those results to differ materially from those expressed in each forward-looking statement: material adverse changes in economic conditions in the markets served by the Company; future regulatory actions and conditions in the television stations' operating areas; and competition from others in the broadcast television markets served by the business.